EXHIBIT 10.1

AMENDMENT no  6

TO THE

EXPLORATION

AND

PRODUCTION SHARING CONTRACT

PERMIT "ETAME MARIN No. G4-160"

AMENDMENT No.  6

FOR THE EXPLORATION AND PRODUCTION SHARING AGREEMENT

"ETAME MARIN No. G4-160"

BETWEEN

THE STATE OF GABON, represented by

Mr Pascal HOUANGNI AMBOUROUE,  Minister of Petroleum and Hydrocarbons,

AND

Mr Jean-Marie OGANDAGA, Minister of Economy and Development.

Visa conformity PR

Hereafter referred to as the "State".

as the first party,

AND

Visa DGH

VAALCO Gabon S.A.,  société anonyme with its registered office at Port-Gentil, Zone Industrielle OPRAG – Nouveau Port, Port-Gentil/Gabon, B.P. 1335, registered to the Registre du Commerce et du Crédit Mobilier de Port-Gentil under the number 2014 B 1487, represented by Mr. Sidney Black, Managing Director, duly authorized for this purpose;

Addax Petroleum Oil & Gas Gabon,  société anonyme registered to the Registre du Commerce et du Crédit Mobilier under the number 2003B442 with its registered office at Port-Gentil, BP 452, represented by Mr. / Mrs. Su Quin,  Managing Director,  duly authorized for this purpose;

Sasol Gabon S.A., société anonyme with its registered office located in Libreville, at 705 Boulevard du Bord de Mer, Immeuble Dumez 6ème Etage, BP 2326 Libreville, in Gabon, registered to the Registre du Commerce et du Crédit Mobilier de Libreville under the number 2015 B 16969, represented by Mr. Bassem Tadros,  Managing Director,  duly authorized for this purpose;

PetroEnergy Resources Corporation,  a corporation registered in the Republic of the Philippines, with address at 7th Floor, JMT Building, ADB Avenue, Ortigas Center, Pasig City, Metro Manila, Philippines, represented by Mrs. Milagros V. Reyes, President, duly authorized for this purpose.

as the second party (collectively the “Contractor”)

The State of Gabon and the Contractor hereinafter shall be referred to individually as a "Party" and collectively as the "Parties",

Whereas:

•

The State is the owner of the natural resources in the soil and sub-soil of its territory and the marine zones falling under its sovereignty or being part of its exclusive economic area. The discovery of national Hydrocarbon resources and their exploitation significantly contributes to the implementation of the country's economic and social development policy and to the promotion of the well-being of its inhabitants. In this respect, the exploration and exploitation of the national wealth is considered as an activity of public interest;

•

The State and the company VAALCO Gabon (Etame), Inc. entered into an Exploration and Production Sharing Contract entitled "Etame Marin no. G4-160" on July 7, 1995 covering liquid and gaseous hydrocarbons, hereafter referred to as the "Contract";

•

By Decree no. 0001513/PR/MMEP/DGEEH of December 12, 1995, a permit to search for liquid and gaseous hydrocarbons entitled "Etame Marin no. G4-160" was granted and the Exploration and Production Sharing Contract was approved;

•	By Order no. 00043/MMEPRH of July 17, 2001, an Exclusive Exploitation Authorization covering liquid and gaseous hydrocarbons entitled "Etame Marin no. G5-88" was established and granted;

•	By Order no. 000839/PR/MMEPRH of November 22, 2004, the Exclusive Exploration Authorization "Etame Marin G4-160" covering gaseous and liquid hydrocarbons was renewed;

•	By Order no. 0000293/PR/MMEPRH of March 25, 2005, an Exclusive Exploitation Authorization covering liquid and gaseous hydrocarbons entitled "AVOUMA no. G5-95" was established and granted;

•	By Order no. 0000623/PR/MMEPRH of June 20, 2006, an Exclusive Exploitation Authorization covering liquid and gaseous hydrocarbons entitled "EBOURI no. G5-98" was established and granted;

•	By Order no. 1624/MMPH/SG/DGH/DAEJF of December 20, 2011, the Exclusive Exploitation Authorization "Etame Marin no. G5-88" was renewed;

•

By amendment no. 1 of July 7, 2001, articles 3.3, 4, 21.7, 28 and 39 of the Exploration and Production Sharing Contract "Etame Marin no. G4-160" were amended and two (2) additional exploration periods were established;

•

By amendment no. 2 of April 13, 2006, articles 3.3, 4, 21.7, 28 and 39 of the Exploration and Production Sharing Contract "Etame Marin no. G4-160" were supplemented and replaced the provisions of amendment no. 1. and the fifth and sixth additional exploration periods were established;

•	By amendment no. 3 of November 26, 2009, article 14 was amended and articles 4 and 21 were supplemented. It modified the duration of the sixth exploration period and defined new work commitments;

•	By amendment no. 4 of January 05, 2012, article 14 was amended and article 26.1b, supplemented. The rate of the Proportional Mining Royalty was modified;

•

By amendment  no. 5 of April 25, 2016, articles 3.3, 4.2, 14, 21.8, 26.1, 28 and 39 were amended and supplemented. The amount of the Local Communities Development Fund was amended and the rate of the Official Transfer Price allowance of the quantity of Hydrocarbons required to contribute to the needs of the domestic market was increased to 15%;

•

By deed dated September 3, 2014, in accordance with the provisions of the OHADA Revised Uniform Act relating to Commercial Companies and Economic Interest Groups of January 30, 2014, a  Gabonese law company entitled VAALCO Gabon S.A. was incorporated;

•

By deed dated December 29, 2016, VAALCO Gabon (Etame), Inc. completed a transfer of its assets to VAALCO Gabon S.A., in accordance with article 42 of the Exploration and Production Sharing Contract "Etame Marin no. G4-160" and the letter no. 00923/MPH/CM/CJ from the Minister of Petroleum and Hydrocarbons of November 25, 2016;

•

By letter no. VAL/ET/DRG/00280 dated February 20, 2018, the company VAALCO Gabon S.A. requested that negotiations be held on the extension of the Exclusive Exploration Authorizations: "Etame Marin G5-88", "Ebouri G5-98" and "Avouma G5-95";

•

By letter no. 0119/PR/CAB/DCAPR, dated July 11, 2018, the authorities instructed the continuation of discussions on the draft amendment to the "Etame Marin G4-160" Exploration and Production Sharing Contract between the Gabonese State and the company VAALCO Gabon S.A. acting for and on behalf of the Contractor;

•

Through the minutes, dated August 1, 2018, of the meeting held from July 30 to August 1, 2018 in Houston, Texas, United States of America, the State of Gabon and VAALCO Gabon S.A. negotiated the terms of the amendment to the Exploration and Production Sharing Contract "Etame Marin G4-160".

THE PARTIES HAVE AGREED TO THE FOLLOWING:

ARTICLE 1

PURPOSE

The purpose of this amendment is to extend the exploitation periods for the Exclusive Exploitation Authorizations: "Etame Marin G5-88", "Ebouri G5-98" and

"Avouma G5-95", to extend the areas of the Exclusive Exploitation Authorizations "Etame Marin G5-88" and "Avouma G5-95" and to specify the conditions under which the Contractor continues its exploitation activities in relation to the Exploration and Production Sharing Contract "Etame Marin n°G4-160".

ARTICLE 2

TRANSFER OF ASSETS

From the effective date of the transfer of assets between VAALCO Gabon (Etame), Inc. and VAALCO Gabon S.A. dated December 29, 2016, VAALCO Gabon S.A. replaces VAALCO Gabon (Etame), Inc. as a party to the Contract and all references to VAALCO Gabon (Etame), Inc. in the Contract are replaced with references to VAALCO Gabon S.A.

ARTICLE 3

STATE PARTICIPATION

Article 19.1 of the Exploration and Production Sharing Contract "Etame Marin n°G4-160" shall be amended and shall read as follows:

«  19.1 [new]: As soon as the production of the Hydrocarbons Deposit begins, the State automatically participates ipso jure, up to seven-point five (7.5%) percent, in the rights and obligations arising from this Contract, unless it explicitly waives this participation within a period of ninety days from the aforementioned production start date.

The State participates, up to its aforementioned percentage, in the Petroleum Costs related to the development and exploitation of the Exploitation Area, except for any exploration expenses.

If the State wishes to take an additional percentage interest, it will inform the Contractor in writing, specifying the percentage interest it wishes to own. The terms of purchase of the additional percentage interest will be mutually agreed upon.

Notwithstanding the provisions of the preceding paragraph, with effect from June 20, 2026, the State shall take up an additional percentage interest in the Contract of two point-five per cent (2.5%), carried by the Contractor. To accommodate the State taking this additional percentage interest, each of the companies forming the Contractor will transfer to the State a pro rata share of each such company’s respective participating interest.”

ARTICLE 4

PERIOD OF VALIDITY OF THE EXCLUSIVE EXPLOITATION AUTHORIZATION

Article 18.1 of the Exploration and Production Sharing Contract "Etame Marin n°G4-160" shall be amended,  supplemented and shall read as follows:

"From the date of entry into force of this amendment  the exploitation period for the Exclusive Exploitation Authorizations  "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" is extended for a period of ten (10) years.

The calculation of the extended period of the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" starts from the date of entry into force of this amendment.

If at the end of this period of ten (10) years, the commercial exploitation of one or more of the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" Exploitation Areas is still possible, such Exclusive Exploitation Authorization may be renewed at the request of the Contractor,  provided that the obligations and commitments provided under the Contract have been fulfilled, by order of the Minister in charge of Hydrocarbons, for a maximum duration of five (5) years.

Any such Exclusive Exploitation Authorization may be renewed a second time for a maximum duration of five (5) years under the conditions referred to above.”

ARTICLE 5

THE CONTRACTOR'S OBLIGATIONS FOR THE DURATION OF THE DEVELOPMENT AND EXPLOITATION PERIODS

A new article 21.13 shall be inserted in the Exploration and Production Sharing Contract "ETAME MARIN n°G4-160", as follows:

"Article 21.13 [new]: Within a period of two (2) years from the date of entry into force of this amendment to the Contract, the Contractor undertakes to carry out the following works:

I.	Drilling of two (2) development wells and two (2) appraisal wells.

The Contractor shall drill two (2) development wells and two (2) appraisal wells and the appraisal wells shall be drilled to assess the extent of the structure of the exploited fields, the additional reserves, the possible rate of production, and the properties of the oil or gas to facilitate any possible future development

To carry out this work commitment in line with generally accepted technical conditions in the international petroleum industry, the Contractor shall commit an estimated sum of fifty-nine million, nine hundred and sixty thousand (59,960,000) US dollars.

II.	Pre-FEED study for the crude sweetening project (CSP).

To carry out this work commitment in line with generally accepted technical conditions in the international petroleum industry, the Contractor shall commit an estimated sum of one million (1,000,000) US dollars.

III.	Technical study of the prospectivity and the remaining potential of the Exploitation Area of the Avouma Exclusive Exploitation Authorization.

To carry out this work commitment in line with generally accepted technical conditions in the international petroleum industry, the Contractor shall commit an estimated sum of three hundred thousand (300,000) US dollars.

The financial commitments related to these works are only an estimation and shall not limit the carrying out or the financing of all the works.

Within ninety (90) days following the entry into force of this amendment, the Contractor shall submit to the State an updated works program and budget, including the minimum work commitments stipulated in this amendment.

If, on the expiration of the period of two (2) years referred to above, except in the event of Force Majeure as defined in article 47 of the Contract, the Contractor does not fulfil its aforementioned work commitments, it shall be required to pay to the State, within thirty (30) days of the expiration date of such period, an indemnity equal to the cost of works not carried out,  as approved in the abovementioned budget.

The Parties may agree to further extend the date due to circumstances beyond the Contractor's control or to account for changes that may be mutually agreed to the aforementioned  work commitments.

Drilling of any of the above referenced wellbores will be stopped if, having drilled the well in accordance with the approved practices in the international petroleum industry, the stoppage is justified by one of the reasons set forth in article 4.3 of the Contract.

In the event that drilling is stopped for any of the reasons set forth in article 4.3 of the Contract, the obligation of the Contractor to drill the wells as part of the work commitments referenced under item (I) above will be deemed to have been fulfilled.

The provisions of article 4.4 and article 4.5 of the Contract shall apply equally to the aforementioned work commitments set forth in this article 21.13 as if set out fully herein."

ARTICLE 6

CORPORATE SOCIAL RESPONSIBILITY

A new article 21.14 shall be inserted in the Exploration and Production Sharing Contract "ETAME MARIN n°G4-160" in relation to the corporate social responsibility, as follows:

"Article 21.14 [new]: From the entry into force of this amendment to the Contract,  VAALCO Gabon S.A. shall commit to invest each Calendar Year a  sum of one hundred million (100,000,000) FCFA francs as part of its corporate social responsibility strategy above and beyond what is currently required of the Contractor under the Contract, in order to support its corporate responsibility program for such time as the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" remain in effect.

During the first quarter of each Calendar Year, VAALCO Gabon S.A. shall submit to the Hydrocarbons Administration an activity report on projects carried out during the previous year with respect to its social responsibility.

The amount of this investment does not constitute a Petroleum Cost."

ARTICLE 7

PETROLEUM COSTS RECOVERY

Article 24.2 of the Exploration and Production Sharing Contract "ETAME MARIN n°G4-160" shall be amended to read as follows:

"24.2:  Contractor is entitled to recover Petroleum Costs from the time production begins and as production continues.

This right gives the Contractor the option to take possession of a portion of Net Production. The quantities taken are limited to the balance of the Cost Account, and  for any given Calendar Year, shall not exceed eighty per cent (80%) of the Net Production obtained during said Calendar Year.  This right shall continue for a period of ten (10) years from the entry into force of this amendment to the Contract.

On the expiry of the period of ten (10) years referred to above, the recovery of Petroleum Costs shall be capped at a rate of seventy per cent (70%) of the Net Production achieved during the relevant Calendar Year.

The Hydrocarbons lifted by the Contractor under the provisions of this article are valued at the Fixed Price as defined in article 27, for the purposes of the Petroleum Costs account mentioned in article 26.9"

ARTICLE 8

TRAINING OF GABONESE OTHER THAN GABONESE EMPLOYED BY THE CONTRACTOR

A new article 39.3 shall be inserted in the Exploration and Production Sharing Agreement "ETAME MARIN n°G4-160" as follows:

"Article 39.3 [new]: The Contractor undertakes to implement an annual "immersion"  program for agents of the Administration in charge of Hydrocarbons.

In this regard, the Operator shall host each year, through an  annual "immersion" program, two (2) agents of the Hydrocarbons Administration at its premises, sites and facilities in Gabon or in a different location mutually agreed between the Administration and the Contractor in accordance with applicable laws and regulations.  The terms of the "immersion" shall be mutually agreed between the Administration and the Operator."

ARTICLE 9

BONUSES

A new article 28.4 shall be inserted in the Exploration and Production Sharing Contract "ETAME MARIN n°G4-160" as follows:

"Article 28.4 [new]: The Contractor shall pay to the State a signature bonus of sixty-five million (65,000,000) US dollars, comprising the following amounts:

•

Thirty-five million (35,000,000) US dollars by wire transfer to be transferred by the Contractor to the Public Treasury. This transfer shall be made within five (5) Business Days following the date of receipt by the Contractor of the decree of the President of the Republic approving this amendment to the Contract;

•

Twenty-five million (25,000,000) US dollars towards the reduction of the State's VAT debt owed to the Contractor. This reduction shall be made within five (5) Business Days following the date of receipt by the Contractor of the decree of the President of the Republic approving this amendment;

•

Five million (5,000,000) US dollars transferred by the Contractor to the Public Treasury following the end of the drilling activities for the two development wells as set out in article 21.13 of the Contract. This transfer shall be made five (5) Business Days after the date on which the drilling equipment is demobilized from the Delimited Area.

The sums paid as signature bonus shall not constitute a Petroleum Cost."

ARTICLE 10:

EXCLUSIVE EXPLOITATION AUTHORIZATION AREAS

Annex 1 of the Exploration and Production Sharing Contract " Etame Marin G4-160" shall be amended and shall be hereinafter entitled "AREAS OF THE EXCLUSIVE EXPLOITATION AUTHORIZATIONS".

The areas and coordinates of the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" are attached as an appendix to this amendment.

ARTICLE 11

SITE RESTORATION ACCOUNT

The State and the Contractor recognize and agree that the extension of each of the Exclusive Exploitation Authorizations  "Etame Marin n°G5-88", "Ebouri n°G5-98" and "Avouma n°G5-95" as provided for under article 4 of this amendment will require modifying the provisions of article 14 of the Contract as amended by amendments nos. 4 and 5, regarding the revised procedures for the timing of funding for the Site Restoration Operations.

The Parties shall, promptly following the entry into force of this amendment, work together in good faith and with due diligence to implement this modification.

ARTICLE 12

PROPORTIONAL MINING ROYALTY RATE

The proportional mining royalty rate as set forth in article 26.1(b) of the Contract as amended by amendment no. 4 and restated in amendment no. 5 will continue for the duration of the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", " Ebouri n°G5-98" and "Avouma n°G5-95" as extended by this amendment.

ARTICLE 13

ADDITIONAL PROVISIONS

The State and the Contractor hereby acknowledge that certain adjustments have been made to the Contract by agreement through this amendment in accordance with the provisions of article 43 of the Contract.

All provisions of the Contract,  not amended by this amendment shall remain unchanged and will continue to be in effect.

ARTICLE 14

ENTRY INTO FORCE

The signature date of this amendment shall constitute its date of entry into force.

It is approved by Decree of the President of the Republic.

This amendment is entered into in ten (10) originals.

Libreville, on the

For the State of Gabon
The Minister of Petroleum and Hydrocarbons Pascal HOUANGNI AMBOUROUE	The Minister of Economy and Development Jean-Marie OGANDAGA

On behalf of the Contractor
VAALCO GABON S.A. Managing Director Sidney BLACK	ADDAX PETROLEUM OIL & GAS GABON Managing Director Su QUIN
SASOL GABON S.A Managing Director Bassem TADROS	PETROENERGY RESOURCES CORPORATION President Milagros V. REYES

APPENDIX  1

AREAS OF THE EXCLUSIVE EXPLOITATION AUTHORIZATIONS

From entry into force of the amendment no. 6 to this Contract, the coordinates of the limits of the Exploitation Areas of the Exclusive Exploitation Authorizations "Etame Marin n°G5-88", "Avouma n°G5-95" and "Ebouri n°G5-98" are defined by the UTM  projection system, based on the ellipsoid Clarke 1880, axis 32, originating from the M’PORALOKO astronomical point where:

X = 500,000 metres on central meridian, 9° EAST

Y = 10,000,000 metres on the equator

COORDINATES FOR ETAME EEA

A B C D E F G H I J 94.44 km2 N X Y A B C D E F G H I J X Y 661880 666406 666406 672000 672000 673500 673500 665000 665000 661800 9590451 9590451 9588000 9588000 9582736 9582736 9579502 9579502 9582119 9582110

COORDINATES FOR AVOUMA EEA

A B C D E F G H I J K L M N 77.81 km2 N A B C D E F G H I J K L M N X Y 670000 674540 674540 676466 676466 683160 683160 679095 679095 675697 675697 673382 673382 670000 9579502 9579502 9577440 9577440 9574332 9574332 9571150 9571150 9567585 9567585 9569626 9569626 9573858 9573858

COORDINATES FOR EBOURI EEA

A B C D E F 14.86 km2 NO A B C D E F X Y 659500 661800 661800 658500 658500 659500 9592800 9592800 9587600 9587600 9590500 9590500